Exhibit 99.1

Amkor Discloses Formal SEC Investigation
CHANDLER, Ariz., August, 22, 2005 – Amkor Technology, Inc. (Nasdaq: AMKR) announced today that the Securities and Exchange Commission (SEC) has issued a formal order of investigation arising from the previously announced informal inquiry concerning certain trading in Amkor securities. Amkor believes that the investigation continues to relate to transactions in the company’s securities by certain individuals, including certain insiders or former insiders and persons associated with them. The primary focus of the investigation appears to be activities during the period from June 2003 to July 2004. Amkor has cooperated fully with the SEC on the informal inquiry and will continue to do so with the formal investigation.
Amkor is a leading provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and, manufacturing and support services. More information on Amkor is available from the company’s SEC filings and on Amkor’s web site: www.amkor.com.
Contact:
Jeffrey Luth
VP Corporate Communications
480-821-5000 ext. 5130
jluth@amkor.com